Exhibit 99.1

ThermoEnergy Corp. Retains Alliance Advisors to Initiate a Proactive Investor Relations Program

Little Rock, Ark. March 25, 2008-(PRNewswire - FirstCall) -- ThermoEnergy Corporation (OTC BB: TMEN) a diversified technologies company engaged in the worldwide commercialization of patented and/or proprietary municipal and industrial wastewater treatment and power generation technologies, today announced that it has retained Alliance Advisors, LLC to initiate a proactive and targeted investor relations campaign.

Alliance Advisors will develop, implement, and maintain an ongoing stock market support system for ThermoEnergy Corp with the general objective of expanding awareness in ThermoEnergy Corp among stockbrokers, analysts, micro-cap portfolio/fund managers, market makers, and the appropriate financial & trade publications.

Dennis Cossey, CEO of ThermoEnergy stated, "This is an exciting time of growth and expansion for ThermoEnergy. Alliance Advisors is well-respected within the financial community and has a proven track record of working with a large number of key institutional investors focused in the small and micro cap arena. Our CASTion division has seen success in continually strengthening its pipeline for 2008 and we continue to develop our TIPS technology, which we believe represents a paradigm shift in the coal energy industry. The Alliance team will assist us in communicating our exciting and compelling investment story and increase our level of awareness in the investment community."

Alan Sheinwald, President of Alliance Advisors, commented, "We believe that ThermoEnergy, under the leadership of Dennis Cossey and his team, presents a compelling value proposition for the broader institutional investment community. It is our intent to reach out to investors that understand the dynamics of a strong emerging growth story and provide the visibility necessary to ensure that investors understand the current and potential opportunity and intricacies of the Company. We are proud to have been selected by ThermoEnergy as their investor relations firm and look forward to working with their team."

About ThermoEnergy

Founded in 1988, ThermoEnergy is a diversified technologies company engaged in the worldwide commercialization of patented and/or proprietary municipal and industrial wastewater treatment and power generation technologies. The wastewater treatment technologies are consolidated in our subsidiary, CASTion Corporation (“CASTion”), a fast growing developer and manufacturer of innovative wastewater treatment and recovery systems to industrial and municipal clients. The systems are unique because they meet environmental regulations while providing a rapid return on investment by recovering and reusing expensive feedstocks, reducing contaminated wastewater discharge and reusing wastewater in process operations. CASTion’s wastewater treatment systems have application in aerospace, food processing, metal finishing, refineries, manufacturing and municipal wastewater. We assemble and ship our waste water treatment products from our 20,000 square foot manufacturing facility in Worcester, Massachusetts. The power generation technologies are consolidated in our majority owned subsidiary, ThermoEnergy Power Systems, LLC (“TEPS”). The economic and environmental matrix of the Company’s technologies represents a paradigm shift in these key infrastructure industries. The Company currently has offices in Little Rock, AR, Hudson, MA, and New York, NY. Additional information on the Company and its technologies can be found on its website at www.thermoenergy.com, or www.castion.com for wastewater treatment specific information

About Alliance Advisors, LLC

Alliance Advisors, LLC assists public companies with market valuations initially under $200 million by developing and executing investor communications programs dedicated to interfacing with critical corporate investors in a timely and accurate manner. Clients receive the treatment of a larger organization, while Alliance provides the guidance and preparation for exposure required of an emerging public company. As Alliance clients achieve operational consistency, their investor relation campaigns are transitioned to the reach of the broader national institutional investment community. For more information, visit www.allianceadvisors.net.

THIS PRESS RELEASE INCLUDES STATEMENTS THAT MAY CONSTITUTE "FORWARD LOOKING" STATEMENTS, USUALLY CONTAINING THE WORD "BELIEVE", "ESTIMATE", "PROJECT", "EXPECT" OR SIMILAR EXPRESSIONS. FORWARD LOOKING STATEMENTS INHERENTLY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD LOOKING STATEMENTS. FACTORS THAT WOULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, CONTINUED ACCEPTANCE OF THE COMPANY'S PRODUCTS AND SERVICES IN THE MARKETPLACE, COMPETITIVE FACTORS, CHANGES IN REGULATORY ENVIRONMENTS AND OTHER RISKS DETAILED IN THE COMPANY'S PERIODIC REPORT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. BY MAKING THESE FORWARD LOOKING STATEMENTS, THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE THESE STATEMENTS FOR REVISIONS OR CHANGES.

Contacts:

ThermoEnergy Corporation,
Andrew Melton, EVP, Chief Financial Officer
(501) 376-6477
Email: amelton@thermoenergy.com

Alliance Advisors, LLC
Alan Sheinwald, President
(914) 669-0222
Email: asheinwald@allianceadvisors.net